SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): March 31, 1998



                               BOCA RESEARCH, INC.
             (Exact Name of Registrant as Specified in its Charter)



       Florida                             0-21138            59-2479377
(State or other jurisdiction of       (Commission File       (IRS Employer
incorporation or organization)             Number)       Identification Number)


        1377 Clint Moore Road
           Boca Raton, FL                            33487
   (Address of principal executive                (Zip Code)
    offices)


        Registrant's telephone number, including area code (561) 997-6227

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Item 5.  Other Events.

         On March 31, 1998, Boca Research, Inc., a Florida corporation (the "Company"), issued a press release with respect to the signing of a definitive agreement whereby the Company will purchase all of the assets of Global Village Communication, Inc. ("Global Village") relating to the Global Village modem business for $10 million in cash and notes, plus the assumption of certain liabilities. The Company will also receive a warrant to purchase up to 425,000 shares of Global Village common stock. The transaction is subject to approval by the stockholders of Global Village and other standard closing conditions.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  Exhibit 99.1 - Press Release dated March 31, 1998



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



                                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BOCA RESEARCH, INC.



Date:  April 9, 1998                  By:  /s/ R. Michael Brewer
                                          ---------------------
                                          R. Michael Brewer
                                          Senior Vice President and
                                          Chief Financial Officer

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



                                  EXHIBIT INDEX


        Exhibit    Document

          99.1     Press Release dated March 31, 1998